MANAGEMENT AGREEMENT

                                 August 12, 2002

Claymore Fund Management Company LLC
590 Madison Avenue
New York, New York 10022

Dear Sirs:

     Boyar Value Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, herewith confirms its agreement with Claymore Fund Management Company LLC, the Fund's manager (the "Manager") as follows:

1.   Investment Description; Appointment.
     -----------------------------------

     The Fund desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as may be amended from time to time, and in its Prospectus and Statement of Additional Information, as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Fund's Prospectus and Statement of Additional Information, as each may be amended from time to time, have been submitted to the Manager. The Fund desires to employ and hereby appoints the Manager to act as manager to the Fund. The Manager accepts the appointment and agrees to furnish the services described in Section 2 of this Agreement for the compensation set forth in Section 5 of this Agreement.

2.   Services as Investment Adviser.
     ------------------------------

          (a) Subject to the supervision and direction of the Board of Directors of the Fund, the Manager is generally responsible for furnishing, or causing to be furnished investment management services to the Fund. Included among the specific services to be provided by the Manager are: the selection of an investment adviser to the Fund; the selection and supervision of an administrator; the review of all purchases and sales of portfolio instruments made by the Fund to assess compliance with its stated investment objective and policies; the monitoring of the selection of brokers and dealers effecting transactions on behalf of the Fund; the maintenance and furnishing of all required records or reports pertaining to the Fund to the extent those records or reports are not maintained or furnished by the Fund's transfer agent, custodian or other agents employed by the Fund; and, the providing of general administrative services to the Fund not otherwise provided by the Fund's transfer agent, custodian or other agents employed by the Fund.

          (b) The Fund acknowledges that the Manager has selected Boyar Asset Management, Inc., a corporation formed under the laws of the State of New York (the

"Adviser"), as the Fund's investment adviser and the Fund approves of the selection of the Adviser.

          (c) The Manager will, at its own expense, maintain sufficient staff, and employ or retain sufficient personnel and consult with any other persons that it determines may be necessary or useful to the performance of its obligations under this Agreement.

3.   Information Provided to the Fund.
     --------------------------------

     The Manager will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Manager believes is appropriate for this purpose.

4.   Standard of Care.
     ----------------

     The Manager shall exercise its best judgment in rendering the services listed in paragraphs 2 and 3 above. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Manager against any liability to the Fund or to shareholders of the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

5.   Compensation.
     ------------

     In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Manager a monthly fee calculated at an annual rate of 0.50% of the Fund's average daily net assets. The fee for the period from the date the Fund's initial registration statement is declared effective by the Securities and Exchange Commission to the end of the month during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and/or Statement of Additional Information as from time to time in effect.

6.   Expenses.
     --------

     The Manager will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of the Adviser, the Manager or any of their affiliates; fees of any pricing service employed to value shares of the Fund; Securities and Exchange Commission fees and state blue sky notification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses.

     The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Directors of the Fund with respect to such litigation and other expenses as determined by the Directors.

7.   Services to Other Companies or Accounts.
     ---------------------------------------

     The Fund understands that the Manager may act in the future as investment manager, adviser or administrator to various fiduciary or other managed accounts or to one or more other investment companies or series of investment companies, and the Fund has no objection to the Manager so acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios served by the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund and the Manager recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Manager to assist in the performance of the Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.   Term of Agreement.
     -----------------

     This Agreement shall continue for an initial two-year term and thereafter shall continue automatically, provided such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund or (b) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice by the Board of Directors of the Fund, by a vote of the holders of a majority of the Fund's shares, or by the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

9.   Governing Law.
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of laws principles.

10.  Miscellaneous.
     -------------

     The Fund recognizes that directors, officers and employees of the Manager may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that the Manager or its affiliates may enter into management or other agreements with such other corporations and trusts.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                        Very truly yours,

                                        BOYAR VALUE FUND, INC.


                                        By: /s/ Mark A. Boyar
                                           ------------------
                                        Name: Mark A. Boyar
                                        Title: Chairman

Accepted:

CLAYMORE FUND MANAGEMENT
COMPANY LLC


By: /s/ Nicholas Dalmaso
   ---------------------
Name: Nicholas Dalmaso
Title: Chief Operating Officer